UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2009

CHARYS HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-18292 (Commission File Number)	54-2152284 (IRS Employer Identification No.)

1117 Perimeter Center West, Suite N415 Atlanta, Georgia (principal executive offices)	30338 (Zip Code)

(678) 443-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02	Results of Operations and Financial Condition.

On February 20, 2008, the registrant filed a Current Report on Form 8-K with respect to the commencement of cases (the “Chapter 11 Cases”) by the registrant and one of its subsidiaries, Crochet & Borel Services, Inc. under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Chapter 11 Cases were commenced in the Bankruptcy Court on February 14, 2008, under Case Nos. 08-10289 and 08-10290.

On February 25, 2009, the Bankruptcy Court entered an order confirming the First Amended Joint Plan of Reorganization of Debtors and Certain Nondebtor Affiliates under Chapter 11 of the Bankruptcy Code, dated December 8, 2008, of Charys Holding Company, Inc. and its affiliated debtor, Crochet & Borel Services, Inc.

In connection with the Chapter 11 Cases, the registrant and its wholly-owned subsidiary, Crochet & Borel Services, Inc., filed with the Bankruptcy Court the following:

•
Order Confirming First Amended Joint Plan of Reorganization of Debtors and Certain Nondebtor Affiliates under Chapter 11 of the Bankruptcy Code, filed on February 25, 2009 in the United States Bankruptcy Court, District of Delaware, Case No. 08-10289.

A copy of the above-described filing is attached hereto as an exhibit to this Current Report.

Item 7.01	Regulation FD Disclosure.

See Item 2.02, above.

Item 8.01	Other Events.

See Item 2.02, above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit
10.1
Order Confirming First Amended Joint Plan of Reorganization of Debtors and Certain Nondebtor Affiliates under Chapter 11 of the Bankruptcy Code, filed on February 25, 2009 in the United States Bankruptcy Court, District of Delaware, Case No. 08-10289.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2009	CHARYS HOLDING COMPANY, INC.

	By	/s/ Michael Oyster
Michael Oyster, Chief Executive Officer